Exhibit 99.1

	Momentive Performance Materials Inc. 260 Hudson River Road Waterford, NY 12188	NEWS RELEASE
FOR IMMEDIATE RELEASE

Momentive Performance Materials Inc. Announces
Fourth Quarter and Fiscal Year 2014 Conference Call

WATERFORD, N.Y. (March 25, 2015) - Momentive Performance Materials Inc. (“Momentive Performance Materials” or the “Company”) today announced it will host a teleconference to discuss Fourth Quarter and Fiscal Year 2014 results on Monday, March 30, 2015, at 10 a.m. Eastern Time. The Company will issue a press release announcing its financial results for the fourth quarter and year ended December 31, 2014 prior to the opening of the market on March 30, 2015.

Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: 877-280-4959
International Participants: 857-244-7316
Participant Passcode: 52950347

Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company’s website: www.momentive.com.

A replay of the call will be available for three weeks beginning at 2 p.m. Eastern Time on March 30, 2015. The playback can be accessed by dialing 888-286-8010 (U.S.) and +1-617-801-6888 (International). The passcode is 75859285. A replay also will be available through the Investor Relations Section of the Company’s website.

About the Company

Momentive Performance Materials Inc. is a global leader in silicones and advanced materials, with a 75-year heritage of being first to market with performance applications for major industries that support and improve everyday life. The Company delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Momentive Performance Materials Inc. is an indirect wholly-owned subsidiary of MPM Holdings Inc. Additional information about Momentive and its products is available at www.momentive.com.

Contact
Investors:
John Kompa
614-225-2223
john.kompa@momentive.com